Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and the related Prospectus of Pike Electric Corporation and subsidiaries for the registration of 8,000,000 shares of its common stock and to the incorporation by reference therein of our report dated September 13, 2005, with respect to the consolidated financial statements of Pike Electric Corporation for the year ended June 30, 2005, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

September 1, 2006